NOTICE: THIS AGREEMENT IS SUBJECT TO ARBITRATION  PURSUANT TO THE SOUTH CAROLINA
        UNIFORM ARBITRATION ACT


                             STOCK OPTION AGREEMENT

         This Stock Option Agreement is entered into as of this 14th day of December, 1999, by and between J. Rodger Anthony, ("Director") and Cornerstone Bancorp, (the "Company").

         1. For and in consideration of the Director's time and efforts in organizing the Company and its subsidiary Bank and the Director's personal guarantee of a portion of the organizational expense, the Company hereby grants to Director the option to purchase 4,000 shares of the common stock of the Company, subject to the terms and conditions hereof.

         2. In the event of exercise of this option, unless the shares have been registered under the Securities Act of 1933, as amended, the Director represents and warrants to the Company that the shares subject to option will be acquired for investment and not with a view to distribution thereof and the Director acknowledges that the shares received will bear an appropriate restrictive legend.

         3. The exercise price of the options granted hereby shall be $10.00 per share.

         4. The options granted hereby may be exercised at any time after they become exercisable and prior to their expiration by the tender of the exercise price in cash for the shares to be purchased to the Chief Financial Officer of the Company.

         5. If the Director has continuously served as a director of the Company until the first anniversary of this Agreement, then options for one-third of the shares subject to option shall become exercisable after such anniversary. If the Director has continuously served as a director of the Company until the second anniversary of this Agreement, then options for two-thirds of the shares subject to option shall be exercisable after such anniversary. If the Director has continuously served as a director of the Company until the third anniversary of this Agreement, then options for all of the shares subject to option shall be exercisable after such anniversary.

         6. Upon the removal, disqualification, resignation or other failure of the Director to remain a director of the Company the options hereby shall expire six months after the Director's departure from office. All options granted by this Stock Option Agreement which have not previously expired or been exercised shall expire on the tenth anniversary of the date first above written.

         7. Nothing in this Stock Option Agreement shall give the Director any rights of a shareholder of the Company prior to the exercise of the options granted hereby.

         8. This option is not transferrable, except that upon the death or disability of the Director the option may be exercised by the Director's personal representative or, in the case of disability, legal guardian.

         9. The options granted hereby shall be treated as a number of options to purchase one share of the common stock of the Company for the exercise price. Options which are exercisable may be exercised in any combination designated by the Director. Notwithstanding any other provision hereof, no option may be exercised for a fractional share.


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         10.  If the  outstanding  shares of common  stock of the  Company  then subject to this Agreement are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more organizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options. Any such adjustment made by the Company shall be binding.

         11. Any dispute arising under this Stock Option Agreement shall be settled by binding arbitration conducted pursuant to the rules of the American Arbitration Association then in effect.

         In witness whereof, the parties have caused this Stock Option Agreement to be executed and delivered as of the date first above written.

                                            Cornerstone Bancorp


                                            By:---------------------------------

                                               Director


                                               ---------------------------------
                                               J. Rodger Anthony